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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-78379 and 333-35484 of StanCorp Financial Group, Inc., on Form S-8 of our report dated January 31, 2002, appearing in the Annual Report on Form 10-K of StanCorp Financial Group, Inc. for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP

Portland, Oregon
March 13, 2002